Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

LiqTech International, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 22, 2023, with respect to the consolidated financial statements for LiqTech International, Inc., it its registration statements on Form S-1 (File no. 333-239364), Form S-3 (File no. 333-220496) and S-8 (File No. 333-193580) relating to the December 31, 2022 and 2021 consolidated financial statements, which is incorporated by reference.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

March 22, 2023